Pricing Supplement Dated June 22, 2009				Rule 424 (b) (3)

(To Prospectus Dated January 16, 2009)				File No. 333-156775

GMAC LLC
Demand Notes - Floating Rate

Annual Yield:	2.50%

Effective Dates:	6-22-2009	through	6-28-2009